Exhibit 99.1

  CBQ, Inc. Reports Revenues of $615,265 and Net Operating Income of $66,172
                  for Annual and Fourth Quarter 2003 Results

    DAVIE, Fla., April 22 /PRNewswire-FirstCall/ -- CBQ, Inc.
(OTC Bulletin Board: CBQI)("CBQ") today announced:

    * Fourth-quarter revenues of $615,265, Net Income of 66,172; and
    * 2003 revenues of $615,265; 2003 Net Income of $66,172.

    These results reflect one fiscal quarter of financial results of Souvenir Direct, Inc. ("SDI"), a Florida corporation that CBQ acquired on December 1, 2003. CBQ had no operations in 2003 prior to the acquisition of SDI. Net operating income was reduced by a one-time write-off of $274,000 investment by CBQ in a private company in Texas. CBQ had issued shares of its common stock in May 1999 in return for a 19% equity share in this company.
    "Fourth Quarter results of CBQ indicate that SDI continues to experience strong quarter-to-quarter growth throughout 2003," said Howard Ullman, chief executive officer. "Our core business as a trader of Chinese manufactured souvenir, promotional and gift items in North America continues to grow in revenues and net income in 2003. By acting as a trader, we avoid production and inventory overhead and are able to operate an extremely lean and flexible operation that can trade in a variety of goods," added Mr. Ullman.
    The above statement is based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after April 19, 2004. The above statements are also based on assumptions by CBQ management that may prove to be completely wrong.

                                  CBQ, INC.
                  (in thousands, except for per share data)
                  CONSOLIDATED SUMMARY INCOME STATEMENT DATA


   INCOME STATEMENT
                                                      FOR THE YEAR ENDED
                                                     2003              2002

    Revenues                                        $615,265            $--
    Cost of Sales                                  (434,953)             --
    Gross Profit                                     180,312             --

    Operating Expenses:
     Sales and marketing                              26,370             --
     Other General and administrative                 80,570          2,774

    Total Operating Expenses                         114,140          2,774

    Net Operating Income (Loss)                       66,172        (2,774)

    Other Income (Expense)
     Loss on Investment                            (274,000)             --

    Income (Loss) before
     income taxes                                  (207,828)        (2,774)
    Deferred Income Tax Benefit                        7,300             --

    Net Income (Loss)                              (200,528)        (2,774)

    Weighted Average
     Shares Outstanding                          131,172,217     97,000,000
    Income (Loss) per Common Share                        --             --


    BALANCE SHEET
                                                December 31,   December 31,
                                                        2003           2002
    Assets:
    Current assets:
    Cash                                             $24,841           $ --
    Deferred Tax Asset                                 7,300             --
      Total Current Assets                            32,141             --

    Other non-current assets:
     Deposits                                          1,713             --

     Total other non-current
      assets                                           1,713             --

    Total assets                                     $33,854           $ --

    Liabilities and Stockholders'
    Deficit:

    Current liabilities:
     Accrued expenses                               $175,000
     Accounts payable, trade                         142,117
     Customer Deposits                                60,895             --
     Due to related party                              1,215             --
     Due to shareholders                             145,000             --
      Total Liabilities                             $524,227             --

    Stockholders' Deficit:
       Preferred Stock, par value $.001 per share
         Authorized 100,000,000 shares,
         Issued 0 shares at December 31, 2003
         and 2002
       Common Stock, par value $.0001 per share
         Authorized 500,000,000 shares,
         Issued 499,350,300 Shares at December 31, 2003
         and 97,000,000 shares at December 31, 2002

    Additional paid-in capital                       563,658             --
    Shareholder receivables                        (112,517)             --
    Accumulated deficit                            (991,449)        (9,700)
    Total Stockholders' Deficit                    (490,373)             --
    Total Liabilities and
     Stockholders' Deficit                          $ 33,854            $--


    FORWARD-LOOKING STATEMENTS: The statements in this document that refer to plans and expectations for the first quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. A number of factors in addition to those discussed above could cause actual results to differ materially from expectations. Demand for CBQ's products, which impacts revenue and the gross margin percentage, is affected by business and economic conditions, and changes in customer order patterns. CBQ obtains most of its products outside of the U.S. and is thus subject to a number of other factors, including currency controls and fluctuations, state of U.S.- Chinese political and economic relationships, and tariff and import regulations. If terrorist activity, armed conflict, civil or military unrest or political instability occurs in the United States, China or other locations, such events may disrupt production of CBQ products and could also result in reduced demand for those products. Revenue Results could also be affected by the risk factors described in CBQ's current and future SEC reports and filings.

SOURCE  CBQ, Inc.
    -0-                             04/22/2004
    /CONTACT:   Howard Ullman, CBQ, +1-954-474-0244/
    /Web site:  http://www.chinadirecttradingco.com/
    (CBQI)

CO:  CBQ, Inc.
ST:  Florida
IN:  OTC
SU:  ERN